Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Jonathan Kennedy
Investor Relations
Intersil Corporation
(408) 546-3399
investor@intersil.com

Intersil Corporation Announces Restructuring

Milpitas, CA, November 5, 2008 – Intersil Corporation (NASDAQ Global Select: ISIL), a world leader in the design and manufacture of high performance analog semiconductors, today announced that due to current economic conditions, it is taking steps to improve its competitive position, including a 9% reduction of its global workforce.

“Unfortunately, we are entering a period of significant uncertainty and we feel the prudent approach is to respond quickly” said Dave Bell, Intersil’s President and Chief Executive Officer. “We are taking action to lower our current and future operating expenses in order to align our cost structure with the current business conditions, and maintain our competitive position during this economic downturn.”

Including the previously announced consolidation of the company’s Palm Bay, Florida fabrication facilities, which will conclude during the first half of 2009, Intersil expects to reduce its global workforce by approximately 140 employees and reduce its overall annual operating costs by approximately $12 million to $14 million. Severance pay and career transition services will be offered to all affected employees.

The Company expects to record one time pretax charges of approximately $20 million to $23 million, or $0.11 to $0.12 per share, after tax, during the fourth quarter for costs associated with the actions announced today, including estimated impairment charges and other related costs.

“We believe we are taking the necessary steps to not only respond to the current economic conditions, but also to better prepare Intersil for sustained long-term success,” said Dave Bell.

About Intersil

Intersil Corporation is a world leader in the design and manufacture of high-performance analog semiconductors. The Company’s products address some of the industry’s fastest growing markets, including flat panel displays, cell phones, other handheld systems, and notebooks. Intersil’s product families address power management functions and analog signal processing functions. Intersil products include ICs for battery management, hot-swap and hot-plug controllers, linear regulators, power sequencers, supervisory ICs, bridge drivers, PWM controllers, switching DC/DC regulators and power MOSFET drivers; optical storage laser diode drivers; DSL line drivers; D2Audio products; video and high-performance operational amplifiers; high-speed data converters; interface ICs; analog switches and multiplexers; crosspoint switches; voice-over-IP devices; and ICs for military, space and radiation-hardened applications. For more information about Intersil or to find out how to become a member of our winning team, visit the Company’s web site and career page at www.intersil.com.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil Corporation’s (“Intersil”) management’s current expectations, estimates, beliefs, assumptions, and projections about Intersil’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Intersil filings with the U.S. Securities and Exchange Commission (“SEC”) (which you may obtain for free at the SEC’s web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations, and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.